Exhibit 99.1

Muscle Maker, Inc. Posts 128% Restaurant Sales Revenue Growth, Improving Bottom Line by 49%

Net Losses Narrow, Total Revenue Rises, Operating Expenses and SG&A Improves

League City, Texas, May 12, 2022– Muscle Maker, Inc. (Nasdaq: GRIL), the parent company of Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep, today announced the posting of its first quarter 2022 financial results on May 12th for the three months ending March 31, 2022.

Michael Roper, CEO of Muscle Maker, Inc., commented, “The recently posted Q1 2022 financial results show an increase of 128% in restaurant sales revenue growth and an increase of 54% in franchise royalties and fees when compared to Q1 2021. Not only have we experienced a top line revenue increase when comparing Q1 2022 to Q1 2021, but we are also seeing our operating metrics improve when comparing Q1 2022 to Q1 2021 even with the rise in inflationary costs related to labor, food/paper and services. We are seeing improvements in our operating expenses when comparing Q1 2022 to Q1 2021 across all major categories, as a percentage of restaurant sales:

●	Food/paper costs improved by 4.7%
●	Labor costs improved by 24.1%
●	Rent improved by 9.1%
●	Other operating expenses improved by 5.7%

In addition, our overall selling, general and administrative cost improved by 55.3% when comparing Q1 2022 to Q1 2021 even after integrating our acquisitions of Pokemoto and Superfit Foods in 2021.”

Roper continued, “We are very excited to finally be able to fully execute against our growth strategy while maintaining a strong liquidity position. Pokemoto has 37 franchise or development agreements sold but not yet open. Several of these locations will be entering our hands-on training program this month. It’s one thing to sell franchise agreements which helps our overall cash flow, it’s even more important to get these locations open which drives high margin franchise royalty fee revenue into the system. While we execute our franchising growth strategy with Pokemoto, we have been able to maintain a strong liquidity position which allows us to open additional corporately owned Pokemoto locations. We currently have corporate locations under construction in Philadelphia, PA and Jacksonville, FL and are reviewing several of our current military base locations for the potential to add Pokemoto or to convert to Pokemoto.” As of March 31, 2022, Muscle Maker, Inc. had a cash balance exceeding $14 million.

“While we focus our growth strategy on Pokemoto, we are sharpening our pencils with the goal of reducing costs in the Muscle Maker Grill restaurant division while exploring opportunities to co-brand Muscle Maker Grill with Pokemoto locations or fully convert Muscle Maker Grill locations over to Pokemoto, where applicable. We recently converted our Fort Meade location to Pokemoto and are extremely pleased with the sales results so far. In addition, our SuperFit Foods division is in the process of redesigning the website and software to enhance the user experience and increase efficiency, expanding pick-up cooler locations and broadening the menu with new options. Our intent is to relaunch the SuperFit Foods website and ordering software with new features in Q3.”

Additional Q1 milestones span across all departments and include:

●	Expanded executive team with Jennifer Black joining as CFO
●	Hired new Pokemoto franchise sales team
●	Hired new Pokemoto franchise training team
●	Launched franchise sales campaign including social media, digital advertising, SEO and trade shows
●	Pokemoto entered new states with openings in Florida and Maryland, including Fort Meade military base
●	Pokemoto now open or franchise agreements sold in Mississippi, New York, Connecticut, Rhode Island, New Jersey, Florida, Massachusetts, Maryland and Virginia
●	New Pokemoto corporate owned locations under construction in Pennsylvania and Florida
●	All PPP loans forgiven
●	Implemented new lease accounting
●	Renegotiated new insurance policies with better coverage and rates
●	Outsourced IT functions
●	Negotiated new rebates with vendors
●	Launched new Pokemoto interior and exterior package
●	Rebranded SuperFit Foods

“Needless to say, it has been a busy quarter and we are excited about the future of all of the brands under the Muscle Maker, Inc. umbrella.”

About Muscle Maker, Inc.

Muscle Maker, Inc. is the parent company of “healthier for you” brands delivering high-quality healthy food options to consumers through traditional and non-traditional locations such as military bases, universities, ghost kitchens, delivery and direct to consumer ready-made meal prep options. Brands include Muscle Maker Grill restaurants, Pokemoto Hawaiian Poke and SuperFit Foods meal prep. Our menus highlight healthier versions of traditional and non-traditional dishes and feature grass fed steak, lean turkey, chicken breast, Ahi tuna, salmon, shrimp, tofu and plant-based options. For more information on Muscle Maker, Inc., visit www.musclemakergrill.com, for more information on Pokemoto visit www.pokemoto.com or for more information on SuperFit Foods visit www.superfitfoods.com.

About Muscle Maker Grill

Muscle Maker Grill (www.musclemakergrill.com) features high quality, great tasting food, freshly prepared with proprietary recipes. The menu, created with the guest’s health in mind, is lean and protein based. It features all-natural chicken, grass fed steak, lean turkey, whole wheat pasta, wraps, bowls and more. It also offers a wide selection of fruit smoothies in a variety of assorted flavors, protein shakes and supplements.

About Pokemoto

Pokemoto (www.pokemoto.com) a Hawaiian Poke bowl concept known for its modern culinary twist on a traditional Hawaiian classic has open locations in Connecticut, Massachusetts, Florida, Maryland and Virginia with future locations coming soon in Rhode Island, New York, Massachusetts, Connecticut, Florida, New Jersey, Pennsylvania and Mississippi. Pokemoto offers contemporary flavors with fresh delectable ingredients that appeals to foodies, health enthusiasts, and sushi-lovers everywhere. Guests can choose from a list of signature bowls or be bold and build their own unique combination of a base, protein and various toppings and nine different sauces. Vegetarian options are available, and the bowl combinations are virtually limitless. The colorful dishes and modern chic dining rooms provide an uplifting dining experience for guests of all ages. Customers can dine in-store or order online via third party delivery apps for contactless delivery.

About SuperFit Foods

SuperFit Foods, LLC, (www.superfitfoods.com) is a fresh-prepared subscription-based meal prep company that prepares “healthier for you” ready to eat meals in a centrally located kitchen in Jacksonville, Florida. Customers choose from over 150 different meal plans focusing on specific dietary needs. Meals are delivered to company owned coolers located within gyms and wellness centers for customers to pick up after working out or during their everyday routines.

Forward-Looking Statements

This press release may include “forward-looking statements” pursuant to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements speak only as of the date of the document in which they are contained, and Muscle Maker, Inc., does not undertake any duty to update any forward-looking statements except as may be required by law.

Contact:

Muscle Maker Grill Marketing

marketing@musclemakergrill.com

Investor Relations:

IR@musclemakergrill.com